UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2005

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 2, 2005, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) approved amendments to the Company’s 1996 Stock Plan (the “1996 Plan”) to (1) eliminate the Company’s ability to grant future awards of restricted stock, stock appreciation rights and performance shares under the 1996 Plan, (2) prohibit the repricing of stock options without stockholder approval and (3) reduce the maximum term of options granted under the 1996 Plan after September 2, 2005 from ten years to six years.

Item 1.02.	Termination of a Material Definitive Agreement

On September 2, 2005, the Board approved the termination of the Company’s 2006 Stock Plan, effective immediately. The 2006 Stock Plan was adopted by the Board on March 10, 2005, subject to stockholder approval at the Company’s 2005 Annual Meeting of Stockholders held on June 23, 2005 (the “2005 Annual Meeting”). Stockholder approval was not obtained at the 2005 Annual Meeting, and no awards were made under the 2006 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Alfred J. Castino
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: September 9, 2005